Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (this “Agreement”) is made and entered into as of ___________, 202_ by and between Brooklyn ImmunoTherapeutics, Inc., a Delaware corporation (the “Company”), and _____________ (the “Indemnitee”).

Whereas, the Company believes it is essential to retain and attract qualified directors and officers;

Whereas, the Indemnitee is a director or officer of the Company;

Whereas, both the Company and the Indemnitee recognize the risk of litigation and other claims being asserted against directors and officers of public and private companies;

Whereas, the Company’s Restated Certificate of Incorporation (the “Charter”) and Amended and Restated Bylaws (the “Bylaws”) permit the Company to indemnify and advance expenses to its directors and officers to the extent permitted by the DGCL (as hereinafter defined);

Whereas, the Indemnitee intends to serve as a director or officer of the Company in part in reliance on the Charter and Bylaws; and

Whereas, in recognition of the Indemnitee’s need for (a) substantial protection against personal liability based on the Indemnitee’s reliance on the Charter and Bylaws, (b) specific contractual assurance that the protection afforded by the Charter and Bylaws will be available to the Indemnitee, regardless of, among other things, any amendment to or revocation of the Bylaws or any change in the composition of the Company’s Board of Directors (the “Board”) or acquisition transaction relating to the Company, and (c) an inducement to provide effective services to the Company as a director or officer, the Company wishes to provide for the indemnification of the Indemnitee and to advance expenses to the Indemnitee to the fullest extent permitted by law and as set forth in this Agreement, and, to the extent insurance is maintained by the Company, to provide for the continued coverage of the Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

Now, Therefore, in consideration of the premises contained in this Agreement, and intending to be legally bound by this Agreement, the parties agree as follows:

1.	Certain Definitions.

(a)	A “Change in Control” shall be deemed to have occurred if:

(i)
any “person,” as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the “Exchange Act”), other than (a) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, (b) any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (c) any current beneficial stockholder or group, as defined in Rule 13d-5 of the Exchange Act, including the heirs, assigns and successors thereof, of beneficial ownership, within the meaning of Rule 13d-3 of the Exchange Act, of securities possessing more than fifty percent of the total combined voting power of the Company’s outstanding securities; hereafter becomes the “beneficial owner,” as defined in Rule 13d-3 of the Exchange Act, directly or indirectly, of securities of the Company representing twenty percent or more of the total combined voting power represented by the Company’s then-outstanding Voting Securities;

(ii)
during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least sixty six and two-thirds percent of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii)
the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) at least eighty percent of the total voting power represented by the Voting Securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company, in one transaction or a series of transactions, of all or substantially all of the Company’s assets.

(b)
“DGCL” shall mean the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended or interpreted, provided that in the case of any such amendment or interpretation, only to the extent that such amendment or interpretation permits the Company to provide broader indemnification rights than were permitted prior thereto.

(c)	“Disinterested Director” shall mean a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by the Indemnitee.

(d)
“Expense” shall mean attorneys’ fees and all other costs, expenses and obligations paid or incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing for any of the foregoing, any Proceeding relating to any Indemnifiable Event.

(e)
“Indemnifiable Event” shall mean any event or occurrence that takes place after the execution of this Agreement, related to the fact that the Indemnitee is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee, or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, or by reason of anything done or not done by the Indemnitee in any such capacity.

(f)
“Independent Counsel” means a law firm, or a partner or member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent (i) the Company or the Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning the Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification under this Agreement. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement.

(g)
“Proceeding” shall mean any threatened, pending or completed action, suit, investigation or proceeding, and any appeal thereof, whether civil, criminal, administrative or investigative or any inquiry or investigation, whether conducted by the Company or any other party, arising from an Indemnifiable Event.

(h)
“Reviewing Party” shall mean (i) if a Change in Control shall have occurred, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee or (ii) if a Change in Control shall not have occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to the Indemnitee or (D) if so directed by the Board, by the stockholders of the Company.

(i)	“Voting Securities” shall mean any securities of the Company that vote generally in the election of directors.

2.
Indemnification. In the event the Indemnitee was or is a party to or is involved (as a party, witness, or otherwise) in any Proceeding by reason of (or arising in part out of) an Indemnifiable Event, whether the basis of the Proceeding is the Indemnitee’s alleged action in an official capacity as a director or officer or in any other capacity while serving as a director or officer, the Company shall indemnify the Indemnitee to the fullest extent permitted by the DGCL against any and all Expenses, liability and loss (including judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement, and any interest, assessments, or other charges imposed thereon, and any federal, state, local, or foreign taxes imposed on any director or officer as a result of the actual or deemed receipt of any payments under this Agreement) (collectively, “Liabilities”) reasonably incurred or suffered by such person in connection with such Proceeding. A Reviewing Party shall make a determination as to the Indemnitee’s entitlement to indemnification as soon as practical in accordance with Section 4, but in no event later than ninety days after it receives a written demand for indemnification from the Indemnitee and, if the Reviewing Party determines that the Indemnitee is entitled to indemnification under this Agreement, payment shall be made by the Company within ten days after a determination is made that the Indemnitee is entitled to indemnification. Notwithstanding anything in this Agreement to the contrary and except as provided in Section 5, the Indemnitee shall not be entitled to indemnification pursuant to this Agreement (a) in connection with any Proceeding initiated by the Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Proceeding or (b) on account of any suit in which judgment is rendered against the Indemnitee pursuant to Section 16(b) of the Exchange Act for an accounting of profits made from the purchase or sale by the Indemnitee of securities of the Company.

3.
Advancement of Expenses. The Company shall advance Expenses (an “Expense Advance”) incurred by the Indemnitee in connection with any Proceeding, and such Expense Advance shall be made as soon as reasonably practicable, but in any event no later than thirty days, after the receipt by the Company of a written statement or statements requesting such advances from time to time (which shall include invoices received by the Indemnitee in connection with such Expense Advance but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditure made that would cause the Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice), provided that (a) if required by applicable corporate laws such Expenses shall be advanced only upon delivery to the Company of an undertaking by or on behalf of the Indemnitee to repay such amount if it is ultimately determined that the Indemnitee is not entitled to be indemnified by the Company and (b) the Company shall make such advances only to the extent permitted by law. Expenses incurred by the Indemnitee while not acting in the Indemnitee’s capacity as a director or officer, including service with respect to employee benefit plans, may be advanced upon such terms and conditions as the Board, in its sole discretion, deems appropriate.

4.
Review Procedure for Indemnification. Notwithstanding the foregoing, (a) the obligations of the Company under Section 2 shall be subject to the condition that the Reviewing Party shall not have determined (in a written opinion, in any case in which Independent Counsel referred to in Section 6 is the Reviewing Party) that the Indemnitee would not be permitted to be indemnified under applicable law, and (b) the obligation of the Company to make an Expense Advance pursuant to Section 3 shall be subject to the condition that, if, when and to the extent that the Reviewing Party determines that the Indemnitee would not be permitted to be so indemnified under applicable law, the Company shall be entitled to be reimbursed by the Indemnitee (who by this Agreement agrees to reimburse the Company) for all such amounts theretofore paid, provided that if the Indemnitee has commenced legal proceedings in the Delaware Court of Chancery pursuant to Section 5 to secure a determination that the Indemnitee should be indemnified under applicable law, and determination made by the Reviewing Party that the Indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the Indemnitee shall not be required to reimburse the Company for an Expense Advance until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or have lapsed). The Indemnitee’s obligation to reimburse the Company for Expense Advances pursuant to this Section 4 shall be unsecured and no interest shall be charged thereon. If there has not been a Change in Control, the Reviewing Party shall be selected by the Board, and if there has been such a Change in Control, other than a Change in Control which has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, the Reviewing Party shall be Independent Counsel referred to in Section 6.

5.
Enforcement of Indemnification Rights. In the event (a) the Reviewing Party determines that the Indemnitee substantively would not be permitted to be indemnified in whole or in part under applicable law, (b) an Expense Advance is not made within thirty days of a request therefore pursuant to this Agreement, (c) no determination of entitlement to indemnification shall have been made within ninety days after receipt by the Company of the request for indemnification, (d) payment of indemnification is not made pursuant to the second to last sentence of this Section 5 within ten days after receipt by the Company of a written request therefor, or (e) payment of indemnification pursuant to Section 2 is not made within ten days after a determination has been made that the Indemnitee is entitled to indemnification, the Indemnitee shall have the right to commence litigation in the Court of Chancery of the State of Delaware (an “Enforcement Proceeding”). The Company shall, to the fullest extent permitted by law, indemnify the Indemnitee against any and all Expenses incurred in connection with an Enforcement Proceeding and, if requested by the Indemnitee, shall (within ten days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Expenses to the Indemnitee, if, in the case of indemnification, the Indemnitee is wholly successful on the underlying claims; if the Indemnitee is not wholly successful on the underlying claims, then such indemnification shall be only to the extent the Indemnitee is successful on such underlying claims. The Company consents to service of process for such Enforcement Proceeding and to appear in any such Enforcement Proceeding. Any determination by the Reviewing Party otherwise shall be conclusive and binding on the Company and the Indemnitee.

6.
Change in Control. The Company agrees that if there is a Change in Control of the Company, other than a Change in Control that has been approved by a majority of the Company’s Board who were directors immediately prior to such Change in Control, then with respect to all matters thereafter arising concerning the rights of the Indemnitee to indemnity payments and Expense Advances under this Agreement or any other agreement or under applicable law or the Charter or Bylaws now or hereafter in effect relating to indemnification for Indemnifiable Events, the Company shall seek legal advice only from Independent Counsel selected by the Indemnitee and approved by the Company, which approval shall not be unreasonably withheld. Such Independent Counsel shall not have otherwise performed services for the Company or the Indemnitee, other than in connection with such matters, within the last five years. Such Independent Counsel shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement. Such counsel, among other things, shall render its written opinion to the Company and the Indemnitee as to whether and to what extent the Indemnitee would be permitted to be indemnified under applicable law. The Company agrees to pay the reasonable fees of the Independent Counsel referred to above and to indemnify fully such counsel against any and all expenses (including attorneys’ fees), claims, liabilities and damages arising out of or relating to this Agreement or the engagement of Independent Counsel pursuant to this Agreement.

7.
Partial Indemnity. If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of the Expenses and Liabilities, but not for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled. Moreover, notwithstanding any other provision of this Agreement, to the extent that the Indemnitee has been successful on the merits or otherwise in defense of any or all Proceedings relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, the Indemnitee shall be indemnified against all Expenses incurred in connection therewith. If the Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify the Indemnitee against all Expenses actually and reasonably incurred by him or on his behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by law. In connection with any determination by the Reviewing Party or otherwise as to whether the Indemnitee is entitled to be indemnified under this Agreement, the burden of proof shall be on the Company to establish that the Indemnitee is not so entitled.

8.
Non-exclusivity. The rights of the Indemnitee under this Agreement shall be in addition to any other rights the Indemnitee may have under any statute, provision of the Charter or Bylaws, vote of stockholders or disinterested directors, or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office. To the extent that a change in the DGCL permits greater indemnification by agreement than would be afforded currently under the Charter and Bylaws and this Agreement, it is the intent of the parties to this Agreement that the Indemnitee shall enjoy by this Agreement the greater benefits so afforded by such change.

9.
Liability Insurance. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any director or officer of the Company.

10.
Settlement of Claims. The Company shall not be liable to indemnify the Indemnitee under this Agreement for (a) any amounts paid in settlement of any action or claim effected without the Company’s written consent, which consent shall not be unreasonably withheld, or (b) any judicial award if the Company was not given a reasonable and timely opportunity, at its expense, to participate in the defense of such action.

11.
No Presumption. For purposes of this Agreement, to the fullest extent permitted by law, the termination of any Proceeding, action, suit or claim, by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Indemnitee did not meet any particular standard of conduct or have any particular belief or that a court has determined that indemnification is not permitted by applicable law.

12.
Period of Limitations. No legal action shall be brought and no cause of action shall be asserted by or on behalf of the Company or any affiliate of the Company against the Indemnitee, the Indemnitee’s spouse, heirs, executors or personal or legal representatives after the expiration of three years from the date of accrual of such cause of action, or such longer period as may be required by state law under the circumstances, and any claim or cause of action of the Company or its affiliate shall be extinguished and deemed released unless asserted by the timely filing of a legal action within such period, provided that if any shorter period of limitations is otherwise applicable to any such cause of action, such shorter period shall govern.

13.
Amendment. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both the Company and the Indemnitee. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided in this Agreement, no failure to exercise or any delay in exercising any right or remedy under this Agreement shall constitute a waiver thereof.

14.
Primacy of Indemnification. Notwithstanding that the Indemnitee may have certain rights to indemnification, advancement of expenses or insurance provided by other persons (collectively, the “Other Indemnitors”), the Company: (a) shall be the indemnitor of first resort (i.e., its obligations to the Indemnitee are primary and any obligation of the Other Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Indemnitee are secondary), (b) shall be required to advance the full amount of expenses incurred by the Indemnitee and shall be liable for the full amount of all Expenses, without regard to any rights the Indemnitee may have against any of the Other Indemnitors, and (c) irrevocably waives, relinquishes and releases the Other Indemnitors for any and all claims against the Other Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. No advancement or payment by the Other Indemnitors on behalf of the Indemnitee with respect to any claim for which the Indemnitee has sought indemnification from the Company shall affect the immediately preceding sentence, and the Other Indemnitors shall have a right of contribution or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against the Company. The Company and the Indemnitee agree that the Other Indemnitors are express third party beneficiaries of the terms of this Section 14. Furthermore, the Company agrees that if an Other Indemnitor is a party to or a participant in any Proceeding, and if the Other Indemnitor’s involvement in such Proceeding arises solely as a result of the Indemnitee’s service to the Company as a director of the Company, then the Other Indemnitor shall be entitled to all of the indemnification rights and remedies under this Agreement to the same extent as the Indemnitee.

15.
Subrogation. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee (other than against the Other Indemnitors), who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

16.
No Duplication of Payments. Except as otherwise set forth in Section 14, the Company shall not be liable under this Agreement to make any payment in connection with any claim made against the Indemnitee to the extent the Indemnitee has otherwise actually received payment (under any insurance policy, provision of the Bylaws, vote, agreement or otherwise) of the amounts otherwise indemnifiable under this Agreement.

17.
Duration. This Agreement shall continue until and terminate ten years after the date that the Indemnitee shall have ceased to serve as a director of the Company unless a Proceeding is then pending in respect of which the Indemnitee is granted rights of indemnification or advancement of Expenses under this Agreement, in which case, this Agreement shall not terminate until the conclusion of any such Proceeding and of any proceeding commenced by the Indemnitee pursuant to Section 5 relating thereto. Notwithstanding the foregoing, the Indemnitee agrees to consider in good faith the terms of any form of indemnification agreement approved by a majority of the members of the Board as a form of indemnification agreement for all of the members of the Board and to consent to the termination of this Agreement if the terms of such form of agreement are no less favorable in the aggregate than the terms of this Agreement and are otherwise acceptable to the Indemnitee when considered in good faith by the Indemnitee.

18.
Binding Effect. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties to this Agreement and their respective assigns, successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), spouses, heirs, and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all, or a substantial part, of the business or assets of the Company, by written agreement in form and substance satisfactory to the Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place. This Agreement shall continue in effect regardless of whether the Indemnitee continues to serve as a director or officer of the Company or of any other enterprise at the Company’s request.

19.
Severability. The provisions of this Agreement shall be severable in the event that any of the provisions of this Agreement (including any provision within a single section, paragraph or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law. Furthermore, to the fullest extent possible, the provisions of this Agreement (including each portion of this Agreement containing any provision held to be invalid, void or otherwise unenforceable, that is not itself invalid, void or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

20.
Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to contracts made and to be performed in such State without giving effect to the principles of conflicts of laws.

21.
Consent to Jurisdiction. The Company and the Indemnitee irrevocably and unconditionally (a) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Chancery Court of the State of Delaware (the “Delaware Court”), and not in any other state or federal court in the United States of America or any court in any other country, (b) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (c) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (d) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

22.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument.

23.
Notices. All notices, demands, and other communications required or permitted under this Agreement shall be made in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, postage prepaid, certified or registered mail, return receipt requested, and addressed to the Company at:

Brooklyn ImmunoTherapeutics, Inc.
Brooklyn Army Terminal
140 58th Street, Suite 2100
Brooklyn, New York 11220

and to the Indemnitee at:

Notice of change of address shall be effective only when done in accordance with this Section 23. All notices complying with this Section 23 shall be deemed to have been received on the date of delivery or on the fifth day after mailing.

24.	Interpretation. For purposes of this Agreement:

(a)	headings used in this Agreement are for convenience of reference only and shall not, for any purpose, be deemed a part of this Agreement;

(b)	any references in this Agreement to a Section refer to a Section of this Agreement, unless specified otherwise;

(c)	the word “day” refers to a calendar day;

(d)	the words “include” and “including” as used in this Agreement shall not be construed so as to exclude any other thing not referred to or described;

(e)	the word “or” is not exclusive;

(f)	the definition given for any term in this Agreement shall apply equally to both the singular and plural forms of the term defined;

(g)
unless the context otherwise requires, references in this Agreement to a statute mean such statute as amended from time to time and include any successor legislation thereto and any rules and regulations promulgated thereunder; and

(h)	this Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

In Witness Whereof, the parties to this Agreement have duly executed and delivered this Agreement as of the day first set forth above.

Brooklyn ImmunoTherapeutics, Inc.

By:
Name:
Title:

Indemnitee:

Signature